Exhibit 4.12

LIEN SUBORDINATION AGREEMENT

This Lien Subordination Agreement (the “Agreement”), dated as of July 25, 2011, is made among PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. in its capacity as trustee under the Indenture (as defined below) for the benefit of the Securityholders (together with any replacement or successor trustee, the “Trustee”) SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation (“Borrower”), and NEXXT SOLUTIONS LLC, a Florida limited liability company, KLIP XTREME LLC, a Florida limited liability company and FORZA POWER TECHNOLOGIES LLC, a Florida limited liability company, ACCVENT, LLC, a Florida limited liability company (along with all other subsidiaries required by the PNC Credit Agreement to guaranty the obligations under the PNC Credit Agreement, each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”).

RECITALS:

A. Borrower has entered into the PNC Credit Agreement (as defined below), pursuant to which the Lenders have extended or will extend financial accommodations to Borrower and, in connection therewith, the Borrower and the Subsidiary Guarantors have granted or will grant security interests in the Collateral to Agent, for the benefit of Lenders. The PNC Credit Agreement replaced and refinanced the Comerica Credit Agreement which was the subject of that certain Lien Subordination Agreement dated as of December 22, 2009 by and among the Trustee, the Borrower, the Subsidiary Guarantors and Comerica Bank (the “Original Lien Subordination Agreement”).

B. As collateral for the obligations evidenced by the Securities (defined below), the Borrower and the Subsidiary Guarantors have granted to the Trustee, for the benefit of the Securityholders, security interests in the Collateral, all such security interests to be subordinate and junior in all respects to the security interests granted by Borrower and the Subsidiary Guarantors for the benefit of Agent, on behalf of the Lenders.

C. Agent and the Trustee desire to enter into this Agreement to provide, among other things, for the respective rights and interests of Agent and the Trustee in and to the Collateral.

1. Definitions. The following capitalized terms shall have the following meanings:

“Affiliates” shall have the meaning given in the Indenture, as in effect on the date hereof.

“Bankruptcy Code” means title 11 of the United States Code.

“Collateral” means “Collateral” as such term is defined the PNC Credit Documents, provided, however, at no time shall “Collateral” include any shares of stock or other equity interest in Borrower, any Subsidiary Guarantor or any other direct and indirect subsidiaries of Intcomex, Inc. (“Intcomex”).

“Hedging Exposure” means, in respect of any one or more Hedging Transactions and Agent or any Lender, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined by Agent or any Lender or any Affiliate of Agent or such Lender (as of such date of determination) as the mark-to-market value(s) for such Hedging Transactions, based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions, which may include Agent or any Lender or any Affiliate of Agent or such Lender.

“Hedging Transaction” shall mean each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Borrower from time to time with and Agent or any Lender or any Affiliate of Agent or such Lender with respect to Borrower’s indebtedness under the PNC Credit Agreement; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

“Indenture” means the Indenture dated December 22, 2009 (relating to the Securities) between Intcomex, the guarantors party thereto (which include Borrower and the Subsidiary Guarantors) and the Trustee, as such Indenture, subject to the terms thereof, may be further amended, supplemented or otherwise modified from time to time.

“Lender” shall mean each of the financial institutions party to the PNC Credit Agreement, and “Lenders” shall mean such financial institutions collectively, including their respective successors and assigns.

“Lender Products” shall mean any one or more of the following types of services or facilities extended to Borrower or any Subsidiary Guarantor by any Lender: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

“Letter(s) of Credit” means each and any letter of credit issued and outstanding from time to time under the PNC Credit Agreement.

“Paid in Full” and “Payment in Full” means, with respect to any Senior Indebtedness, payment in full in cash of the principal of and interest and premium, if any, on all Senior Indebtedness or, with respect to Hedging Exposure or Letters of Credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in accordance with the provisions of the PNC Credit Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other obligations that are due and payable or otherwise accrued and owing in respect of such Senior Indebtedness at or prior to the time such principal, interest and premium, if any, are paid.

“Person” or “person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

“Pledged Collateral” means any Collateral that is tangible property in the possession of Agent in which a security interest is perfected by possession.

“PNC Credit Agreement” means that certain Revolving Credit and Security Agreement dated as of July 25, 2011, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, by and among Borrower, Lenders and Agent, it being acknowledged and agreed by the Trustee that Borrower may extend the maturity of, increase the principal amount of (subject to the definition of Senior Indebtedness), change the rate of interest on, and otherwise amend or modify its obligations in respect of the PNC Credit Agreement and Senior Indebtedness and that any such amendment, supplement, replacement, refinancing, renewal, substitution increase, change or other modification shall, to the full extent of the limitations set forth herein constitute Senior Indebtedness for all purposes of this Agreement, together with any attorneys’ fees or other collection costs incurred by Agent or Lenders in connection with the Senior Indebtedness or this Agreement.

“PNC Credit Documents” shall mean the PNC Credit Agreement and all agreements, documents and instruments executed and delivered in connection therewith, and any amendments, modifications, renewals, replacements, restatements, increases, extensions or refinancing, thereof.

“Release Certificate” means a Release Certificate in the form annexed hereto as Exhibit “A” signed by a responsible officer of the Borrower or a Subsidiary Guarantor, as applicable, or, at the election of Agent, by Agent as attorney-in-fact for the Borrower or a Subsidiary Guarantor pursuant to the power of attorney contained in this Agreement.

“Realization” means any enforcement or foreclosure action or other realization upon Collateral, including any payment or distribution of assets of Borrower or any Subsidiary Guarantor that is attributable to Collateral (or the proceeds thereof) or a secured claim in the event of any distribution of assets or dissolution, winding up, liquidation, reorganization, readjustment of indebtedness, sale of all or substantially all the assets, or marshalling of assets, of Borrower or any Subsidiary Guarantor (whether in any bankruptcy, insolvency or liquidation proceeding or otherwise).

“Security(ies)” means $120,000,000 13 1/4% Second Priority Senior Secured Notes due 2014 issued by Intcomex.

“Securityholders” means the holders of any Security.

“Securityholder Claims” means all present and future claims of any one or more of the Trustee or the Securityholders against Borrower or any Subsidiary Guarantor for the payment of money arising out of or related to the Securities, the Indenture or any other Securityholder Document, including, without limitation, all claims for principal and interest, and reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract or otherwise.

“Securityholder Documents” shall mean the Indenture, (and the Notes and Guarantees issued thereunder), the Security Agreement dated December 22, 2009 executed by Borrower and the Subsidiary Guarantors in favor of the Trustee on its own behalf and on behalf of the Securityholders and any other collateral documents delivered thereunder, as each such Securityholder Document may be amended, supplemented, replaced, renewed, substituted or otherwise modified from time to time in accordance with the terms of this Agreement.

“Senior Indebtedness” means all present and future claims of Agent or Lenders against the Borrower and the Subsidiary Guarantors for the payment of money arising out of or related to the extension of credit by Lenders to the Borrower under the PNC Credit Documents, including, without limitation, all claims for principal and interest (including, without limitation, default interest, interest accruing at the then applicable interest rate provided in the PNC Credit Documents after any applicable maturity date or after the filing of any petition in bankruptcy, or after the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), unreimbursed draws under any Letter of Credit, Hedging Exposure, reimbursement of fees, costs or expenses, Lender Products and all other overdrafts, bank accounts and lock box charges, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract or otherwise; provided, however, in no event shall the term “Senior Indebtedness” include principal amounts (exclusive of Hedging Exposure, fees, costs, expenses, and amounts owing in connection with Lender Products, overdrafts, bank accounts and lockbox charges) in excess of Thirty Million Dollars ($30,000,000), less the aggregate permanent reductions, if any, in the Maximum Revolving Advance Amount (as defined in the PNC Credit Agreement) under the PNC Credit Agreement.

2. (a) All interest of Trustee in the Collateral, whether now owned or later acquired, shall be, and by this Agreement is made, completely junior and subordinate to the interest of Agent in the Collateral (to the extent of the Senior Indebtedness), whether now owned or later acquired. If Borrower or Intcomex defaults in the payment or performance of any Senior Indebtedness, Agent may take possession of and may exercise all of its rights to realize upon the Collateral in good faith without regard to any interest of the Trustee in the Collateral. Agent’s rights include without limit the right to liquidate the Collateral in whatever order and commercially reasonable manner as Agent deems advisable, the right to compromise claims for the Collateral, and the right to incur expenses in connection with the exercise of these rights, but without consulting with, notifying, or obtaining the approval of Trustee or any of the Securityholders, except to the extent, if any, required by law and not waived in this Agreement.

    (b) Prior to Payment in Full of the Senior Indebtedness, Trustee will not take any action, make any demand, give any notice or exercise any right in connection with any Realization, upon the Collateral (including, without limitation, seeking any form of relief from stay or adequate protection in any proceeding under the Bankruptcy Code), even if a default or event of default has occurred under the Trustee’s agreements with the Borrower and/or Intcomex and the Borrower’s or Intcomex’s obligations to the Trustee have been accelerated pursuant thereto; provided, however, that the Trustee will be permitted to (i) file a claim or statement of interest in any insolvency or liquidation proceeding in respect of the Borrower or any Subsidiary Guarantor and/or file a defensive or responsive pleading to any claim that seeks to disallow the Securityholder Claims and (ii) upon prior written notice to Agent, take any action to preserve or protect the Trustee’s rights in the Collateral provided that such action does not involve the Realization upon the Collateral and is not adverse to Agent (as reasonably determined by Agent). The Trustee waives all rights to require Agent to marshall the Collateral for the Senior Indebtedness or any other property Agent may at any time have as security for the Senior Indebtedness and waives all right to require Agent to first proceed against any guarantor or other person before proceeding against the Collateral. Trustee shall not contest the validity, priority or perfection of Agent’s security interest in any Collateral. Agent shall not contest the validity or perfection of the Trustee’s security interest in any Collateral. The priorities of Agent and the Trustee in the Collateral shall be in accordance with this Agreement, regardless of whether Agent’s security interest or lien in such Collateral is valid or perfected. Agent may take action to foreclose or otherwise realize upon, or protect its interest in, the Collateral, in accordance with its agreements with the Borrower, the Subsidiary Guarantors and/or Intcomex, at any time, without the consent of Trustee, and prior to Payment in Full of the Senior Indebtedness, Trustee agrees not to interfere in a manner which would defeat the purpose of this Agreement in connection therewith, even if a default or event of default has occurred under the Trustee’s or the Securityholders’ agreements with the Borrower, the Subsidiary Guarantors and/or Intcomex and the Borrower’s or Intcomex’s obligations to the Trustee or the Securityholders have been accelerated pursuant thereto; provided, however, that the Trustee will be permitted to (i) file a claim or statement of interest in any insolvency or liquidation proceeding in respect of the Borrower or any Subsidiary Guarantor and/or file a defensive or responsive pleading to any claim that seeks to disallow the Securityholder Claims and (ii) upon prior written notice to Agent, take any action to preserve or protect the Trustee’s rights in the Collateral provided that such action does not involve the Realization upon the Collateral and is not adverse to Agent (as reasonably determined by Agent).

(c) Until the Senior Indebtedness has been Paid in Full, if Agent has agreed to release or discharge its security interest in any of the Collateral in connection with any Realization, and in connection with such release or discharge, Trustee has received a Release Certificate, the Trustee, promptly, but in any event within five (5) Business Days (as defined in the Indenture as in effect on the date hereof) following receipt of a Release Certificate, shall execute and deliver such documents and instruments as may be reasonably required by Agent to effectuate the releases or discharge of the Trustee’s lien with respect to such Collateral, including signing any documentation necessary to show its consent to the sale of Collateral and release of liens on Collateral in connection with any sale conducted under Section 363 of the Bankruptcy Code if such sale is consented to by the Agent. The Trustee’s lien so released shall attach to the proceeds of the sale or other deposition of such Collateral which remain after application of such proceeds under Section 4 of this Agreement (subject to the lien of Agent) and the provisions of this Agreement shall be otherwise applicable to such proceeds as Collateral. In the event the Trustee, on a timely basis following the receipt of a Release Certificate, fails to execute and deliver any such release or discharge in accordance with this paragraph, Agent is hereby authorized as attorney-in-fact for the Trustee to execute and deliver such releases and discharges of any and all security interests and liens held by Trustee, such power of attorney being deemed irrevocable (until the Senior Indebtedness is Paid In Full) and coupled with an interest, provided that the Trustee’s lien shall attach to the proceeds of the Collateral which remain after application of such proceeds under Section 4 of this Agreement (subject to the lien of Agent) and the provisions of this Agreement shall be otherwise applicable to such proceeds as Collateral. No purchaser in good faith of property purporting to be released from the Trustee’s lien shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence or satisfaction of any conditions prescribed herein or under the Indenture, and any release executed by the Trustee under this paragraph shall be sufficient for the purposes of this Agreement and the Indenture, and shall constitute a good and valid release from the Trustee’s lien of the Collateral described in such release.

(d) Agent may consent to the use of cash collateral or consent to or provide financing to Borrower in a bankruptcy proceeding of Borrower on such terms and conditions and in such amounts as Agent, subject to the definition of Senior Indebtedness in its sole discretion, may elect and the Trustee agrees that no objections will be raised by the Trustee, the Securityholders or any one of them to any such use of cash collateral or financing, including, without limitation, objections on the grounds of a failure to provide “adequate protection” for the Trustee’s and Securityholders’ junior lien on the Collateral, and in connection with such use of cash collateral or financing, Borrower and the Subsidiary Guarantors may grant to Agent (or other senior lenders providing financing, any such lenders or agents providing financing the “DIP Lenders”) liens and security interests upon all property of Borrower or Subsidiary Guarantors, which liens and security interests (i) shall secure payment of all obligations owing to Agent, the Lenders and the DIP Lenders (collectively, the “Obligations”) (whether such Obligations arose prior to the commencement of any bankruptcy proceeding or at any time thereafter); and (ii) shall be superior in priority to the security interests, mortgages and other liens, if any, in favor of Trustee and any Securityholders on the property or other assets of Borrower. Notwithstanding anything to the contrary set forth herein, in no event shall the Obligations plus the Senior Indebtedness remaining after issuance of the Obligations include principal amounts (exclusive of Hedging Exposure, fees, costs, expenses, and amounts owing in respect of Lender Products, overdrafts, bank accounts and lockbox charges) in excess of Thirty Three Million Dollars ($33,000,000) in the aggregate less the aggregate permanent reductions, if any, in the loan commitments available under the PNC Credit Documents.

(e) The subordination and postponement in priority, operation and effect of the security interests of the Trustee shall have the same force and effect as though the security interests of Agent had attached and were perfected by filing or otherwise prior to the time the security interests of the Trustee attached and/or were perfected. Trustee agrees that its liens and security interests in the Collateral shall secure only the Securities and the Securityholder Claims and no other obligations or liabilities of Borrower or any Subsidiary Guarantor to Trustee or the Securityholders.

(f) The relative priorities of Agent and Trustee in the Collateral as set forth in this Agreement control irrespective of the time, method or order of attachment or perfection of the liens and security interests acquired by the parties in the Collateral and irrespective of the priorities as would otherwise be determined by reference to the Uniform Commercial Code or other applicable laws. The priorities of any liens or security interests of the parties in any property of Borrower and/or the Subsidiary Guarantors other than the Collateral are not affected by this Agreement and shall be determined by reference to applicable law.

3. Prior to the Payment in Full of the Senior Indebtedness, should any of the Collateral be received by Trustee or any of the Securityholders, Trustee shall promptly notify Agent and, upon demand by Agent, the Trustee and/or such Securityholders shall immediately deliver the same to Agent in the form received (except for endorsement or assignment by Trustee and/or such Securityholders where required by Agent) and, until so delivered, the same shall be held in trust by Trustee and/or such Securityholders as the property of Agent.

4. All proceeds of Realizations upon any Collateral shall be distributed in accordance with the following procedures:

(a) All proceeds of Realizations upon any and all Collateral shall be applied first to Senior Indebtedness; provided, however, that proceeds of Realizations on Collateral in the aggregate undrawn amount of all Letters of Credit and Hedging Exposure shall be deposited with and held by Agent in a separate interest-bearing account established under Section 4(d) hereof, for the benefit of Agent and Lenders;

(b) After the Senior Indebtedness has been Paid in Full, any remaining proceeds of Realizations upon the Collateral shall be applied to the Securityholder Claims in accordance with the Indenture (to be shared by the Trustee and the Securityholders in accordance with the Indenture) until such Securityholder Claims are paid or otherwise satisfied in full in cash.

(c) After the proceeds of Collateral have been applied in accordance with Sections 4(a) and 4(b) hereof, the balance of proceeds of Realizations upon Collateral, if any, shall be paid to the Borrower or a Subsidiary Guarantor, as applicable, or as otherwise required by applicable law.

(d) All proceeds of Realizations on Collateral held by Agent pursuant to Section 4(a) hereof in a separate interest-bearing account shall be held to secure Senior Indebtedness consisting of potential reimbursement obligations in respect of outstanding Letters of Credit and Hedging Exposure and shall be applied as follows:

(i) If any such Letter of Credit is thereafter drawn upon, or any Hedging Exposure shall be incurred by virtue of the termination of the underlying interest rate or foreign currency protection agreement (or comparable instrument), Agent shall apply such proceeds of Realizations in the amount drawn with respect to such Letter of Credit or the amount incurred with respect to such Hedging Exposure (adjusted for any interest earnings) for the benefit of Agent and Lenders, as applicable.

(ii) If any Letter of Credit for which proceeds of Realizations have been allocated as set forth in this Section 4 expires or is terminated without having been drawn upon in full, or any Hedging Transaction for which Hedging Exposure has been allocated under this Section 4 is terminated or closed out with the incurrence of any Hedging Exposure, Agent shall, promptly upon its receipt of written notice thereof, reapply such portion of the proceeds of Realization so held by it (adjusted for any interest earnings) as if such proceeds of Realizations had been received by Agent for application under this Section 4.

5. Trustee represents, warrants and agrees that (a) it has not made or permitted to be made and until the Senior Indebtedness has been Paid in Full, shall not make or permit any assignment or transfer (other than to a successor Trustee in accordance with the Indenture which successor Trustee shall be bound by the terms of this Agreement), for collateral purposes or otherwise, of Trustee’s interest in the Collateral or any part of it (except that Trustee may release its interest) and (b) no covenant, agreement or restriction contained in any agreements between Trustee and/or the Securityholders and Borrower, the Subsidiary Guarantors and/or Intcomex shall be deemed to restrict in any way the rights and remedies of Agent with respect to the Collateral as set forth in this Agreement. Agent may file all financing statements deemed necessary by Agent in order to evidence and perfect Agent’s rights and interests under this Agreement. Trustee further makes, constitutes and appoints Agent its true and lawful attorney-in-fact with full power of substitution to take any action in furtherance of this Agreement, including, but not limited to, the endorsing of instruments and the execution and delivery of all documents and agreements necessary to obtain or accomplish any protection for or collection or disposition of any part of the Collateral. Such appointment shall be deemed irrevocable and coupled with an interest.

6. This Agreement constitutes a continuing agreement of subordination, even though, at times, no principal or other indebtedness may be outstanding under the PNC Credit Documents and, unless Agent and the Trustee have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects, and be enforceable against and inure to the benefit of Agent and the Trustee, until such time as the Senior Indebtedness has been Paid in Full, in which case this Agreement shall no longer be enforceable against or inure to the benefit of Agent, subject to the reinstatement provisions of Section 9 below. So long as this Agreement remains in effect, Agent may continue, in reliance on this Agreement, without notice to the Trustee or the Securityholders, to lend monies, extend credit, modify, renew or make other financial accommodations, to or for the account of Borrower.

7. Agent shall have no duty to the Trustee or any of the Securityholders and Trustee agrees that Trustee is not relying upon nor expecting Agent to disclose to Trustee any fact now or later known by Agent, whether relating to the operations or condition of Borrower, the Subsidiary Guarantors, the existence, liabilities or financial condition of any other guarantor of the Senior Indebtedness, the occurrence of any default with respect to the Senior Indebtedness or otherwise, notwithstanding any effect this fact may have upon Trustee’s or Securityholders’ risk or Trustee’s or Securityholders’ rights against Borrower, the Subsidiary Guarantors and/or Intcomex. Trustee acknowledges and agrees that Agent’s rights under this Agreement are not conditioned upon pursuit by Agent of any remedy Agent may have against Borrower, any Subsidiary Guarantor or any other person or any other security.

8. Agent, in its sole discretion, without notice to Trustee or the Securityholders, may release, exchange, enforce and otherwise deal with any security now or later held by Agent for payment of the Senior Indebtedness or release any party now or later liable for payment of the Senior Indebtedness without affecting in any manner Agent’s rights under this Agreement. Trustee acknowledges and agrees that Agent has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personality, to secure payment of the Senior Indebtedness.

9. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Agent in respect of the Senior Indebtedness is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case, this Agreement shall be enforceable against Trustee and the Securityholders as if the returned, disgorged, or rescinded payment or credit had not been received or given by Agent, and whether or not Agent relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Trustee agrees upon demand by Agent to execute and deliver to Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Trustee to do so shall not affect in any way the reinstatement or continuation.

10. Trustee waives, to the extent not expressly prohibited by applicable law, any right to require Agent to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower, any Subsidiary Guarantor, or any other person, or otherwise comply with the provisions of Sections 9-611 or 9-621 of the State of Florida or other applicable Uniform Commercial Code; or (c) pursue any other remedy in Agent’s power. Trustee waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Senior Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Senior Indebtedness, and agrees that Agent may, once or any number of times, modify the terms of any Senior Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Senior Indebtedness, or permit Borrower to incur additional Senior Indebtedness, all without notice to Trustee or the Securityholders and without affecting in any manner the unconditional obligations of Trustee under this Agreement. Except as otherwise provided herein, the Trustee also agrees that Agent shall have no liability to the Trustee or the Securityholders, and the Trustee hereby waives any claim against, Agent arising out of any and all actions which Agent may take or permit or omit to take with respect to its agreements with the Borrower and the Subsidiary Guarantors in respect to the Collateral (other than this Agreement), the collection of the Senior Indebtedness or the foreclosure upon, or sale, liquidation or other disposition of any Collateral.

11. Trustee acknowledges that Agent and the Lenders have the right (subject to the terms of the PNC Credit Documents) to sell, assign, transfer, negotiate or grant participations or any other interest in all or any of the Senior Indebtedness and in the Collateral, and any related agreements, including, without limit, this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Agent may disclose all documents and information which Agent now or later has or acquires relating to Trustee and this Agreement, however obtained. Trustee further agrees that Agent may disclose such documents and information to Borrower. Trustee further agrees that Agent may provide information relating to this Agreement or relating to Trustee to the Lenders and the Agent’s and the Lenders’ respective parent, affiliates, subsidiaries and service providers.

12. No waiver or modification of any of rights of Agent or the Trustee under this Agreement shall be effective unless the waiver or modification shall be in writing and signed by an authorized officer on behalf of the Bank or the Trustee respectively and acknowledged by Borrower and each Subsidiary Guarantor. Each waiver or modification shall be a waiver or modification only with respect to the specific matter to which the waiver or modification relates and shall in no way impair the rights of either party in any other respect.

13. This Agreement shall bind and be for the benefit of the Trustee on behalf of the Securityholders and Agent on behalf of the Lenders and their respective successors and assigns, and shall be construed according to the laws of the State of New York, without regard to conflict of laws principles.

14. The term “Borrower” in this Agreement includes any person, corporation, partnership or other entity which succeeds to the interests or business of Borrower named above. The term “Subsidiary Guarantor” in this Agreement includes any person, corporation, partnership or other entity which succeeds to the interests or business of any Subsidiary Guarantor named above. The term “Intcomex” or “Intcomex Inc.” in this Agreement includes any person, corporation, partnership or other entity which succeeds to the interests or business of Intcomex. The term “Agent” in this Agreement includes any person, corporation, partnership or other entity which succeeds to the interest or business of Agent. The term “Trustee” in this Agreement includes any person, corporation, partnership or other entity which succeeds to the interests or business of The Bank of New York Mellon Trust Company. All references to the “Trustee” in this Agreement shall mean the Trustee for itself acting in its capacity as Trustee under the Indenture and for the benefit of and on behalf of the Securityholders.

15. Trustee waives any defense against the enforceability of this Agreement based upon or arising by reason of the application by Borrower of the proceeds of any Senior Indebtedness for purposes other than the purposes represented by Borrower to Agent and the Lenders or intended or understood by Agent, the Lenders or Trustee.

16. Special Provisions:

(a) The Trustee represents and warrants that this Agreement has been executed and delivered by an authorized officer of Trustee. In connection with its appointment, execution and acting hereunder, the Trustee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture and the Securityholder Documents. With respect to Agent, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Agreement, and no implied covenants or obligations with respect to Agent shall be read into this Agreement against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to Agent.

(b) Subject to the terms of the PNC Credit Documents, Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted and any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral and all proceeds of any such policy or any such award (or any payments with respect to the deed in lieu of condemnation) if in respect to the Collateral and to extent required by the PNC Credit Documents, any such award shall be paid (i) first to Agent pursuant to the terms of the PNC Credit Documents, (ii) after the Senior Indebtedness has been Paid in Full, and subject to the terms of the agreements between the Borrower and the Trustee, to the Trustee, and (iii) to the extent no obligations of the Borrower and/or Intcomex are outstanding to the Trustee, then to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.

(c) If concurrently with the Payment in Full of the Senior Indebtedness, the Borrower enters into any refinancing of any of its agreements with Agent evidencing Senior Indebtedness which refinancing is not prohibited by the terms of this Agreement, then such discharge of Senior Indebtedness shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first discharge of Senior Indebtedness) and from and after the date on which the Trustee receives notice stating that the Borrower has entered into a refinancing, the obligations under such refinancing shall automatically be treated as Senior Indebtedness for all purposes of this Agreement including purposes of the lien priorities and rights and respect of Collateral set forth herein

(d) The Trustee represents and warrants that it is authorized to enter into this Agreement on behalf of each of the Securityholders pursuant to the terms of the Securityholder Documents and the Indenture and that each of the Securityholders is bound hereby. The Securityholders are deemed to have authorized and directed the Trustee to enter into this Agreement on their behalf.

(e) Borrower and each Subsidiary Guarantor has read this Agreement and consents thereto and agrees to be bound thereby. Borrower and each Subsidiary Guarantor agrees not to take any action that would be contrary to the provisions of this Agreement and agrees that Agent, the Lenders, the Trustee and the Securityholders shall have no liability to Borrower or any Subsidiary Guarantor for acting in accordance with the provisions of this Agreement. Upon the occurrence and during the continuance of any default or event of default under the PNC Credit Agreement, Agent is hereby authorized as attorney-in-fact for Borrower and the Subsidiary Guarantors to execute and deliver a Release Certificate to the Trustee (subject to the Trustee’s rights under Section 2(c) above) in the form attached to this Agreement as Exhibit A (completing such certificate as Agent in its sole discretion shall determine), such power of attorney being deemed irrevocable (until the Senior Indebtedness has been Paid in Full) and coupled with an interest. Agent shall exercise good faith diligent efforts to notify Borrower or the applicable Subsidiary Guarantor promptly of any exercise of the power of attorney under this Agreement, but shall have no liability to Borrower or any Subsidiary Guarantor for failing to do so. Borrower and the Subsidiary Guarantors understand that this Agreement is for the sole benefit of the Lenders (and the Agent on their behalf) and the Securityholders (and the Trustee on their behalf) and their respective successors and assigns, and that neither Borrower nor any Subsidiary Guarantor is an intended beneficiary or third party beneficiary hereof.

(f) Agent agrees to hold the Pledged Collateral (if any) that is part of the Collateral in its possession as bailee for and on behalf of and holds for the Trustee under Section 9-313 of the Uniform Commercial Code (“UCC”) in effect in the State of Florida solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Securityholder Documents, subject to the terms and conditions of this Section 16(f). Subject to the terms of this Agreement, until Payment in Full of the Senior Indebtedness, Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the PNC Credit Documents as if the lien of the Trustee under the Securityholder Documents did not exist. The rights of the Trustee and the Securityholders shall at all times be subject to the terms of this Agreement. Agent shall have no obligation whatsoever to the Trustee or any Securityholder to assure that the Pledged Collateral is genuine or owned by Borrower or any Subsidiary Guarantor or to preserve rights or benefits of any Person except as expressly set forth in this Section 16(f). The duties or responsibilities of Agent under this Section 16(f) shall be limited solely to holding the Pledged Collateral as bailee for and on behalf of the Trustee for purposes of perfecting the lien held by the Trustee, it being understood that Agent shall have no other duty to the Trustee or any Securityholder in connection with such possession. Upon Payment in Full of the Senior Indebtedness, Agent shall deliver to the Trustee the Pledged Collateral together with any necessary endorsements, as otherwise required by the UCC or as a court of competent jurisdiction may otherwise direct.

(g) Agent shall not have by reason of the Securityholder Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Securityholder.

(h) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic transmission also shall deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

THE BORROWER, THE SUBSIDIARY GUARANTORS, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE SECURITYHOLDERS) AND AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Agent		THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:		By:
	Rocio de Ojeda		Craig Kaye
Its:	Vice President	Its:	Vice President

Address:	205 Datura Street	Address:	BNY Mellon Corporate Trust
	3rd Floor		10161 Centurion Parkway N.
	West Palm Beach, Florida 33401		2nd Floor
	Attn: John Stanescki		Jacksonville, Florida 32256
	Fax No.: (561) 803-9426		Fax No.: (904) 998-4724

SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation

By:
Anthony Shalom
Its:	President

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

Signature Page to Intcomex Lien Subordination Agreement

(965831)

1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Agent		THE BANK OF NEW YORK MELLON, N.A.

By:	/s/ Rocio de Ojeda	By:
	Rocio de Ojeda		Carlos R. Luciano
Its:	Vice President	Its:	Vice President

Address:	205 Datura Street	Address:	101 Barclay St.
	3rd Floor		FL 82
	West Palm Beach, Florida 33401		New York, NY 10286
	Attn: John Stanescki		Attn: Corporate Trust Administration
	Fax No.: (561) 803-9426		Fax No.: (212) 815-5704

SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation

By:
Anthony Shalom
Its:	President

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

Signature Page to Intcomex Lien Subordination Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Agent		THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:		By:	/s/ Craig Kaye
	Rocio de Ojeda		Craig Kaye
Its:	Vice President	Its:	Vice President

Address:	205 Datura Street	Address:	BNY Mellon Corporate Trust
	3rd Floor		10161 Centurion Parkway N.
	West Palm Beach, Florida 33401		2nd Floor
	Attn: John Stanescki		Jacksonville, Florida 32256
	Fax No.: (561) 803-9426		Fax No.: (904) 998-4724

SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation

By:	/s/ Anthony Shalom
Anthony Shalom
Its:	President

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

Signature Page to Intcomex Lien Subordination Agreement

FORZA POWER TECHNOLOGIES, LLC a Florida limited liability company

By:	/s/ Naftali Mizrachi
Naftali Mizrachi
Its:	Manager

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

KLIP XTREME, LLC a Florida limited liability company

By:	/s/ Naftali Mizrachi
Naftali Mizrachi
Its:	Manager

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

NEXT SOLUTIONS, LLC a Florida limited liability company

By:	/s/ Naftali Mizrachi
Naftali Mizrachi
Its:	Manager

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

Signature Page to Intcomex Lien Subordination Agreement

ACCVENT, LLC a Florida limited liability company

By:	/s/ Naftali Mizrachi
Naftali Mizrachi
Its:	Manager

Address:	3505 NW 107th Avenue
Miami, FL 33178
Attn: Russell A. Olson
Fax No.: (305) 477-5694

ACKNOWLEDGED AND AGREED:

INTCOMEX, INC.

By:	/s/ Russell A. Olson
Russell A. Olson
Its:	Chief Financial Officer

Address:	3505 NW 107th Avenue
Miami, FL 33178
Fax No.: (305) 477-5694